Exhibit 10.2
[Executives]
RESTRICTED STOCK UNIT AWARD NOTICE
UNDER THE
SUMMIT MATERIALS, INC.
2015 OMNIBUS INCENTIVE PLAN
Summit Materials, Inc. (the “Company”), pursuant to its 2015 Omnibus Incentive Plan (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement attached hereto and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
Participant: Participant_Name

Date of Grant: Date_of_Grant

Vesting Start Date: Vesting_Start_Date

Number of Shares of Common Stock Subject to Restricted Stock Units: Number_of_Shares

Vesting Schedule:

1.Vesting
. So long as the Participant’s employment with the Company and its Affiliates has not been terminated, one-third of the Restricted Stock Units shall become vested on each of the first three anniversaries of the Vesting Start Date (each, a “Vesting Date”), provided that if the number of Restricted Stock Units is not evenly divisible by three, then no fractional units shall vest and the installments shall be as equal as possible with the smaller installments vesting first. Subject to Section 2 and Section 3 of this Award Notice, any Restricted Stock Units that are unvested on the date of a termination of Employment with the Company and its affiliates shall be immediately forfeited by the Participant.

2.Termination of Employment
i.If the Participant’s Employment terminates and such termination constitutes a Retirement, but solely if such Retirement occurs on or following the first anniversary of the Vesting Start Date, the Restricted Stock Units shall continue to vest, notwithstanding such termination of Employment, in accordance with the schedule set forth in the Award Notice so long as no Restrictive Covenant Violation occurs, as determined by the Committee, or its designee, in its sole discretion, prior to the applicable Vesting Date. Subject to Section 29 of the Restricted Stock Unit Agreement, as a pre-condition to a Participant’s right to continued vesting following Retirement, the Committee, or its designee, may require the Participant to certify in writing prior to any applicable Vesting Date that no Restrictive Covenant Violation has occurred.
ii.Upon the Participant’s death, or if the Participant’s Employment is terminated by the Company and each of its Subsidiaries during the Participant’s Disability, 100% of the Restricted Stock Units shall become vested.
3.Change in Control
.
iii.The Restricted Stock Units shall become vested immediately prior to a Change in Control if the Restricted Stock Units would not otherwise be continued, converted, assumed, or replaced by the Company or a successor entity thereto in connection with such Change in Control.
iv.If the Participant’s employment with the Company and its Affiliates (or a successor) is terminated by the Company (or a successor) without Cause or by the Participant as a result of a Constructive Termination during the two-year period following a Change in Control, 100% of the Restricted Stock Units shall become vested.
4.Definitions
v.. The term “Constructive Termination” shall have the meaning set forth in any employment agreement or severance protection agreement entered into by and between the Participant and the Company or an Affiliate (or severance protection plan of the Company or an Affiliate in which the Participant participates), or if no such agreement or plan exists, any of the following, without the Participant’s prior written consent: (A) a material reduction in the Participant’s annual base salary or, to the extent applicable, target bonus opportunity (other than in connection with an across the board reduction in compensation of similarly situated employees, of, on an individual-by-individual basis, less than 10%); (B) a material diminution of the Participant’s authority, duties or responsibilities; (C) a relocation of the Participant’s primary place of business by more than fifty (50) miles from its then-current location; (D) any material breach by the Company of any written agreement relating to the Participant’s compensation (including any equity awards); provided, that any such event shall constitute a Constructive Termination only if the Participant gives written notice to the Company within 10 days following the later of its occurrence or the Participant’s knowledge thereof and the Company fails to cure such event within 30 days after receipt from the Participant of written notice of such event; provided, further, that a “Constructive Termination” shall cease to exist for an event on the 60th day after the lapse of any such cure period.

*    *    *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT AWARD NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT, AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT AWARD NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT, AND THE PLAN.
Summit Materials, Inc.             Participant1

________________________________        ________________________________
By:
Title:
11     To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute Participant’s signature hereof.

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
SUMMIT MATERIALS, Inc.
2015 OMNIBUS INCENTIVE PLAN
Pursuant to the Restricted Stock Unit Award Notice (the “Award Notice”) delivered to Participant (as defined in the Award Notice), and subject to the terms of this Restricted Stock Unit Agreement and the Summit Materials, Inc. 2015 Omnibus Incentive Plan (the “Plan”), Summit Materials, Inc. (the “Company”) and Participant agree as follows.
1.Definitions. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan. The following terms shall have the following meanings for purposes of this Agreement:
i.“Agreement” shall mean this Restricted Stock Unit Agreement including (unless the context otherwise requires) the Award Notice.
ii. “Date of Grant” shall mean the “Date of Grant” listed in the Award Notice.
iii.“Restrictive Covenant Violation” shall mean Participant’s breach of the Restrictive Covenants listed on Appendix A or any covenant regarding confidentiality, competitive activity, solicitation of the Company’s vendors, suppliers, customers, or employees, or any similar provision applicable to or agreed to by Participant.
iv.“Retirement” shall mean the Participant’s termination of employment with the Company and its Affiliates, other than for Cause or while grounds for Cause exist, and other than due to the Participant’s death or during the Participant’s Disability, following the date on which (i) the Participant attained the age of 62 years old, and (ii) the number of completed years of the Participant’s employment with the Company and/or its Affiliates is at least 5.
v. “Share” shall mean a share of Common Stock.
2.Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to Participant the number of Restricted Stock Units provided in the Award Notice (with each Restricted Stock Unit representing an unfunded, unsecured right to receive one share of Common Stock). The Company may make one or more additional grants of Restricted Stock Units to Participant under this Agreement by providing Participant with a new Award Notice, which may also include any terms and conditions differing from this Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.
3.Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest and the restrictions on such Restricted Stock Units shall lapse as provided in the Award Notice.

4.Settlement of Restricted Stock Units. The provisions of Section 9(d) of the Plan are incorporated herein by reference and made a part hereof.
5.Treatment of Restricted Stock Units upon Termination.
vi.Upon any Termination occurring prior to a Vesting Date (as defined in the Award Notice), except as set forth in the Award Notice all unvested Restricted Stock Units shall be forfeited immediately upon such Termination and revert back to the Company without any consideration paid in respect thereof. In addition, upon any Termination for Cause, all vested Restricted Stock Units which have not been settled in accordance with Section 4 hereof shall be forfeited immediately upon such Termination and revert back to the Company without any consideration paid in respect thereof. Subject to Section 29 hereof, as a pre-condition to a Participant’s right to any vesting as a result of a Termination, or following a Termination, the Participant shall deliver a release of claims in favor of the Company and its affiliates in a form satisfactory to the Committee or its designee.
vii.The Participant’s rights with respect to the Restricted Stock Units shall not be affected by any change in the nature of the Participant’s employment so long as the Participant continues to be an employee of the Company or any of its Subsidiaries. Whether (and the circumstances under which) employment has been terminated and the determination of the date of Termination for the purposes of this Agreement shall be determined by the Committee (or, with respect to any Participant who is not a director or “officer” as defined under Rule 16a-1(f) under the Exchange Act, its designee, whose good faith determination shall be final, binding, and conclusive; provided, that such designee may not make any such determination with respect to the designee’s own employment for purposes of the Restricted Stock Units).
6.Restrictions on Transfer. The Participant may not assign, alienate, pledge, attach, sell, or otherwise transfer or encumber the Restricted Stock Units or the Participant’s right under the Restricted Stock Units to receive Shares, except other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary (if permitted by the Committee) shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.
7.Rights as Stockholder. Participant or a permitted transferee of the Restricted Stock Units shall have no rights as a stockholder with respect to any share of Common Stock underlying a Restricted Stock Unit unless and until Participant shall have become the holder of record or the beneficial owner of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which Participant shall become the holder of record or the beneficial owner thereof.
8.Tax Withholding. The provisions of Section 15(d) of the Plan are incorporated herein by reference and made a part hereof.

9.Restrictive Covenants. Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly agrees to the provisions of Appendix A to this Agreement (the “Restrictive Covenants”). For the avoidance of doubt, the Restrictive Covenants contained in this Agreement are in addition to, and not in lieu of, any other restrictive covenants or similar covenants or agreements between Participant and the Company or any of its Affiliates.
10.Repayment of Proceeds; Clawback Policy. If a Restrictive Covenant Violation occurs or the Company discovers after a Termination that grounds existed for Cause at the time thereof, then Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company, within ten (10) business days following the Company’s request to Participant therefor, an amount equal to the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) Participant received upon the sale or other disposition of, or distributions in respect of, the Restricted Stock Units and any Shares issued in respect thereof. Any reference in this Agreement to grounds existing for a Termination with Cause shall be determined without regard to any notice period, cure period, or other procedural delay or event required prior to finding of or Termination with Cause. The Restricted Stock Units and all proceeds of the Restricted Stock Units shall be subject to the Company’s clawback policy, as in effect from time to time, to the extent Participant is a director or “officer” as defined under Rule 16a-1(f) of the Exchange Act.
11.No Right to Continued Employment. Neither the Plan nor this Agreement nor the Participant’s receipt of the Restricted Stock Units hereunder shall impose any obligation on the Company or any Affiliate to continue the employment or engagement of the Participant. Further, the Company or any Affiliate (as applicable) may at any time terminate the employment or engagement of such Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein.
12.Adjustments. The terms of this Agreement, including, without limitation, the number of Shares subject to the Restricted Stock Units, shall be subject to adjustment in accordance with Section 13 of the Plan.
13.Notice. Every notice or other communication relating to this Agreement between the Company and Participant shall be in writing, and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Chief Legal Officer or another officer designated by the Company, and all notices or communications by the Company to Participant may be given to Participant personally or may be mailed to Participant at Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between Participant and any third-party plan administrator shall be mailed, delivered, transmitted, or sent in accordance with the procedures established by such third-party plan administrator and communicated to Participant from time to time.
14.Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.
15.Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant in the Plan.
16.Governing Law; Venue; Language. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Any suit, action, or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and each of the Participant and the Company each hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum, and (c) any right to a jury trial.
17.Award Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Stock Units granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of this Agreement will govern and prevail.
18.Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
19.Successors in Interest. Any successor to the Company shall have the benefits of the Company under, and be entitled to enforce, this Agreement. Likewise, the Participant’s legal representative shall have the benefits of Participant under, and be entitled to enforce, this Agreement. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon the Participant’s heirs, executors, administrators, and successors.
20.Data Privacy Consent. The Participant hereby explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Participant’s employer or contracting party (the “Employer”) and the Company for the exclusive purpose of implementing, administering, and managing the Participant’s participation in the Plan. The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, and telephone number, work location and phone number, date of birth, social insurance number, or other identification number, salary, nationality, job title, hire date, any shares of stock or directorships held in the Company, details of all awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested, or outstanding in the Participant’s favor, for the purpose of implementing, administering, and managing the Plan (“Personal Data”). The Participant understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, now or in the future, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the Company’s Chief Legal Officer. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Chief Legal Officer. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service and career with the Employer will not be adversely affected; the only consequence of the Participant’s refusing or withdrawing the Participant’s consent is that the Company would not be able to grant Restricted Stock Units or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Company’s Chief Legal Officer.
21.Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By accepting this Agreement and the grant of the Restricted Stock Units evidenced hereby, the Participant expressly acknowledges that: (a) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) the grant of the Restricted Stock Units is a one-time benefit that does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units; (c) all determinations with respect to future restricted stock unit grants, if any, including the grant date and the number of Shares granted, will be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; (e) the value of the Restricted Stock Units is an extraordinary item of compensation that is outside the scope of the Participant’s employment contract, if any, and nothing can or must automatically be inferred from such employment contract or its consequences; (f) Restricted Stock Units are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, the Participant waives any claim on such basis and, for the avoidance of doubt, the Restricted Stock Units shall not constitute an “acquired right” under the applicable law of any jurisdiction; (g) the value of Shares received upon settlement of the Restricted Stock Units may increase or decrease in value; and (h) the future value of the underlying Shares is unknown and cannot be predicted with certainty. In addition, the Participant understands, acknowledges and agrees that the Participant will have no rights to compensation or damages related to Restricted Stock Unit proceeds in consequence of the termination of the Participant’s employment for any reason whatsoever and whether or not in breach of contract.
22.Award Administrator. The Company may from time to time designate a third party (an “Award Administrator”) to assist the Company in the implementation, administration, and management of the Plan and any Restricted Stock Units granted thereunder, including by sending Award Notices on behalf of the Company to Participants, and by facilitating through electronic means acceptance of this Agreement by Participants.
23.Book Entry Delivery of Shares. Whenever reference in this Agreement is made to the issuance or delivery of certificates representing one or more Shares, the Company may elect to issue or deliver such Shares in book entry form in lieu of certificates.
24.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
25.Acceptance and Agreement by the Participant; Forfeiture upon Failure to Accept. By accepting the Restricted Stock Units (including through electronic means), the Participant agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Agreement, and the Company’s policies, as in effect from time to time, relating to the Plan. The Participant’s rights under the Restricted Stock Units will lapse 90 days from the Date of Grant, and the Restricted Stock Units will be forfeited on such date if the Participant shall not have accepted this Agreement by such date. For the avoidance of doubt, the Participant’s failure to accept this Agreement shall not affect the Participant’s continuing obligations under any other agreement between the Company and the Participant. By accepting the Restricted Stock Units, Participant expressly agrees that Participant has reviewed and agrees to abide by the Company’s Securities Trading Policy, as such may be revised or updated from time to time.
26.No Advice Regarding Grant. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal, and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

27.Appendices for Non-U.S. Participants. Notwithstanding any provisions in this Agreement, Participants residing and/or working outside the United States shall be subject to the Terms and Conditions for Non-U.S. Participants attached hereto as Appendix B. If the Participant relocates from the United States to another country, the Terms and Conditions for Non-U.S. Participants and the applicable country-specific terms and conditions will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Moreover, if the Participant relocates between any of the countries included in country-specific terms and conditions, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Terms and Conditions for Non-U.S. Participants and the country-specific terms and conditions constitute part of this Agreement.
28.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
29.Section 409A. This Agreement is intended to comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder. Without limiting the foregoing, the Committee shall have the right to amend the terms and conditions of this Agreement in any respect as may be necessary or appropriate to comply with Section 409A of the Code or any regulations promulgated thereunder, including, without limitation, by delaying the issuance of the Shares contemplated hereunder.

Appendix A - 1

Appendix A
Restrictive Covenants
1.Confidentiality; Non-Compete; Non-Solicit; Non-Disparagement.

(a)For the purposes of this Appendix A, any reference to the “Company” shall mean the Company and its Subsidiaries and Affiliates, collectively. In view of the fact that Participant’s work for the Company brings Participant into close contact with many confidential affairs of the Company not readily available to the public, and plans for further developments, Participant agrees:

(i)Participant will not at any time (whether during or after Participant’s Employment with the Company): (x) retain or use for the benefit, purposes, or account of Participant or any other person; or (y) disclose, divulge, reveal, communicate, share, transfer, or provide access to any person outside the Company (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary, or confidential information – including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs, and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation (except to the extent that the right to disclose or discuss compensation is protected under applicable law), recruiting, training, advertising, sales, marketing, promotions, and government and regulatory activities and approvals – concerning the past, current, or future business, activities, and operations of the Company and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board, except as specifically necessary during the term of Participant’s Employment in order to perform the duties of his or her position and in the best interests of the Company.

(ii)“Confidential Information” shall not include any information that is: (x) generally known to the industry or the public other than as a result of Participant’s breach of this covenant or any breach of other confidentiality obligations by third parties; (y) made legitimately available to Participant by a third party without breach of any confidentiality obligation; or (z) required by law to be disclosed; provided, that Participant shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment.

(iii)Except as required by law, Participant will not disclose to anyone, other than Participant’s immediate family and legal or financial advisors, the existence or contents of this Agreement; provided, that Participant may disclose to any prospective future employer the provisions of Section (b) of this Appendix A provided they agree to maintain the confidentiality of such terms.

Appendix A - 2

(iv)Upon termination of Participant’s Employment with the Company for any reason, Participant shall: (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including, without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name, or other source indicator) owned or used by the Company, its Subsidiaries, or Affiliates; (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters, e-mail, and other data) in Participant’s possession or control (including any of the foregoing stored or located in Participant’s office, home, laptop, or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of the Company, except that Participant may retain only those portions of any personal notes, notebooks, and diaries that do not contain any Confidential Information; and (z) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which Participant is or becomes aware.

(b)Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and accordingly agrees as follows:

(i)Participant will not, within twelve (12) months following the termination of Participant’s Employment with the Company (the “Post-Termination Period”) or during Participant’s Employment (collectively with the Post-Termination Period, the “Restricted Period”), directly or indirectly:

a.engage in any business involved in the U.S. and Canadian aggregates and related downstream product sectors (including, but not limited to, asphalt, paving, cement, concrete, and concrete products) (any such company, a “Business”) in any Restricted Area (any such business, a “Competitive Business”); provided, that for the purposes of this Appendix A, “Restricted Area” shall mean any geographic area where each and any Service Recipient of the Participant during the Participant’s Employment conducts or conducted Business, at any time during the six (6)-month period immediately preceding the termination of Participant’s Employment with the Company; provided, further, that if the Service Recipient with respect to a Participant is the Operating Partnership, Summit Materials, LLC, or any of their respective successors thereto at any time during the Participant’s Employment, the Restricted Area shall be the United States and Canada;

b.acquire a financial interest in, or otherwise become actively involved with, any Competitive Business (including, but not limited to, acquiring mineable real estate assets in the Restricted Area), as an individual, partner, shareholder, officer, director, principal, agent, trustee, or consultant; or
c.interfere with, or attempt to interfere with, business relationships (whether formed before, on, or after the date of this Agreement) between the Company and customers, clients, suppliers, partners, members, investors, or acquisition targets.

Appendix A - 3

1.During the Restricted Period, Participant will not, whether on Participant’s own behalf or on behalf of or in conjunction with any person, directly or indirectly:

(A)solicit or encourage any employee of the Company to leave the Employment of the Company; or
(B)hire any such employee who was employed by the Company as of the date of Participant’s termination of Employment with the Company or who left the Employment of the Company coincident with, or within six (6) months prior to or after, the termination of Participant’s Employment with the Company.
2.During the Restricted Period, Participant will not, whether on Participant’s own behalf or on behalf of or in conjunction with any person, directly or indirectly solicit or assist in soliciting in competition with the Company, the business of any client or prospective client:

(A)with whom Participant had personal contact or dealings on behalf of the Company during the one (1) year period preceding Participant’s termination of Employment;

(B)with whom employees reporting to Participant have had personal contact or dealings on behalf of the Company during the one (1) year immediately preceding Participant’s termination of Employment; or

(C)for whom Participant had direct or indirect responsibility during the one (1) year immediately preceding Participant’s termination of Employment.
Notwithstanding anything to the contrary in this Agreement, Participant may, directly or indirectly own, solely as an investment, securities of any person which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Participant (x) is not a controlling person of, or a member of a group which controls, such person and (y) does not, directly or indirectly, own 5% or more of any class of securities of such person.
(c)During the Restricted Period, Participant will not, directly or indirectly, solicit or encourage to cease to work with the Company any consultant then under contract with the Company.
(d)Participant will not, other than as required by law or by order of a court or other competent authority, make or publish, or cause any other person to make or publish, any statement that is disparaging or that reflects negatively upon the Company, or that is or reasonably would be expected to be damaging to the reputation of the Company.

Appendix A - 4

(e)It is expressly understood and agreed that although Participant and the Company consider the restrictions contained in this Appendix A to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Participant, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(f)The period of time during which the provisions of this Appendix A shall be in effect shall be extended by the length of time during which Participant is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.

2.Specific Performance; Survival.

(a)Participant acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of this Appendix A would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to suspend making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available.

(b)The provisions of this Appendix A shall survive the termination of Participant’s Employment for any reason.

3.Protected Activities.

(a)Nothing in this Appendix A shall prohibit or impede Participant from communicating, cooperating or filing a complaint on possible violations of U.S. federal, state or local law or regulation to or with any governmental agency or regulatory authority (collectively, a “Governmental Entity”), including, but not limited to, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, Inc., the Equal Employment Opportunity Commission, or the National Labor Relations Board, or from making other disclosures to any Governmental Entity that are protected under the whistleblower provisions of U.S. federal, state, or local law or regulation; provided, that in each case, such communications and disclosures are consistent with applicable law. Participant shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a U.S. federal,

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state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Moreover, Participant shall not be required to give prior notice to (or get prior authorization from) the Company regarding any such communication or disclosure.
(b)Except as otherwise provided in Section 3(a) of this Appendix A or under applicable law, under no circumstance is Participant authorized to disclose any information covered by the Company’s or its affiliates’ attorney-client privilege or attorney work product or the Company’s trade secrets without the prior written consent of the Company.

Appendix B - 1

APPENDIX B
SUMMIT MATERIALS, INC.
2015 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
TERMS AND CONDITIONS FOR NON-U.S. PARTICIPANTS
Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Plan and the Restricted Stock Unit Agreement.
1.Responsibility for Taxes. This provision supplements Section 8 of the Restricted Stock Unit Agreement:

(a)The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends and/or any other distributions; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by:

(i)withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; or
(ii)withholding from proceeds of the sale of Shares acquired at settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization) without further consent; or

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(iii)withholding in Shares to be issued upon settlement of the Restricted Stock Units;
provided, however, that if the Participant is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold in Shares upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (i) and (ii) above.
(c)Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the portion of the Restricted Stock Units that is settled, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(d)Finally, the Participant agrees to pay to the Company or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
2.Nature of Grant. This provision supplements Section 21 of the Restricted Stock Unit Agreement:
In accepting the grant of the Restricted Stock Units, the Participant acknowledges, understands and agrees that:
(a)the Restricted Stock Unit grant and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company or any Affiliate;

(b)the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;

(c)for purposes of the Restricted Stock Units, the date of Termination shall be the date the Participant is no longer actively providing services to the Company or its Affiliates (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where the Participant is employed or

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the terms of the Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate and the Participant’s right to have settled any vested Restricted Stock Units, if any, will be measured as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Restricted Stock Unit grant (including whether the Participant may still be considered to be providing services while on a leave of absence);

(d)unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company’s Common Stock; and
(e)neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.

3.Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on his or her country of residence, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., Restricted Stock Units) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant is responsible for ensuring compliance with any applicable restrictions and is advised to consult his or her personal legal advisor on this matter.

4.Termination of Employment. This provision supplements Section 5 of the Restricted Stock Unit Agreement:

Notwithstanding anything in this Section 5, if the Company receives a legal opinion that there has been a legal judgment and/or legal development in the Participant’s jurisdiction that likely would result in the favorable treatment that applies to the Restricted Stock Units when the Participant terminates employment as a result of the Participant’s Retirement being deemed unlawful and/or discriminatory, the provisions of this Section 5 regarding the treatment of the Restricted Stock Units when the Participant terminates employment as a result of the

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Participant’s Retirement shall not be applicable to the Participant and the remaining provisions of this Section 5 shall govern.